Exhibit 99.1

Mallard Acquisition Corp. Receives Expected Notice from Nasdaq Regarding Delayed Quarterly Report

New York, NY, December 6, 2021 (GLOBE NEWSWIRE) -- Mallard Acquisition Corp. (NASDAQ: MACUU) (the “Company”) announced today that it received a notice (“Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) stating that the Company is not in compliance with Nasdaq Listing Rule 5250(c)(1) because the Company failed to timely file its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021 (the “Q3 Form 10-Q”) with the Securities and Exchange Commission (“SEC”). The Notice has no immediate effect on the listing or trading of the Company’s securities on the Nasdaq Capital Market.

As previously disclosed in the Current Report on Form 8-K filed on November 22, 2021 by the Company, in connection with the preparation of the Company’s financial statements as of September 30, 2021, the Company’s management, in consultation with its advisors, identified a classification error made in certain of its previously issued financial statements, arising from the manner in which, as of the closing of the Company’s initial public offering, the Company valued its common stock subject to possible redemption. As a result of such classification error, the Company required additional time to prepare the Q3 Form 10-Q, and did not timely file the Q3 Form 10-Q.

On December 6, 2021, the Company filed the Q3 Form 10-Q with the SEC. Accordingly, the Company believes that it has regained compliance with the Nasdaq rules.

About Mallard Acquisition Corp.

The Company is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. The Company intends to focus its search for a target business in the value-added distribution, industrial specialty services, and differentiated manufacturing sectors.

Forward-Looking Statements

This press release may include, and oral statements made from time to time by representatives of the Company may include, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements regarding possible business combinations and the financing thereof, and related matters, as well as all other statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the Securities and Exchange Commission (“SEC”). All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the Company’s initial public offering filed with the SEC. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact:

P. Jeffrey Leck

Chief Executive Officer, President and Director

Jeff@MallardSPAC.com